EXHIBIT 99.1

FOR IMMEDIATE RELEASE

     CONTACT:      Media:                        Investors:
                   ------                        ----------
                   Charlotte Rush                Robert Borchert
                   SVP - Corporate Marketing     Director - Investor Relations
                   212-503-5468                           212-503-3505
                   charlotte_rush@zd.com         robert_borchert@zd.com

                   Glynnis Woolridge
                   Director - Public Relations
                   212-503-5477
                   glynnis_woolridge@zd.com


   ZIFF-DAVIS TO EXPLORE STRATEGIC ALTERNATIVES TO MAXIMIZE SHAREHOLDER VALUE


NEW YORK, NY -- July 14, 1999 - Ziff-Davis Inc.(NYSE:ZD and ZDZ) announced that it has retained the investment banking firm of Morgan Stanley Dean Witter to explore strategic alternatives to maximize shareholder value. Ziff-Davis expects to investigate a wide range of possible alternatives, including strategic alliances, mergers, and the sale or joint venture of all or some of the company's businesses. No particular strategic alternative has been embraced by the Company's Board of Directors and no assurance can be given that any transaction will result from the exploration process that Morgan Stanley Dean Witter has been retained to manage.

"Ziff-Davis is a world-class business and the leader in technology media," said Masayoshi Son, President and CEO of Softbank Corp., the majority shareholder in Ziff-Davis. "Because Softbank has revised its strategy to focus on companies that operate totally on the Internet platform, we are evaluating a number of our investments. In the case of Ziff-Davis, we support the decision of its Board to explore all options for maximizing shareholder value."

Ziff-Davis produces some of the world's leading technology brands including:
PCMagazine, PC Computing, Yahoo! Internet Life, PC Week, Inter@ctive Week, Family PC, Sm@rt Reseller, Official Sony Playstation, COMDEX, JavaOne, Networld + Interop, Seybold Seminars, Windows World, ZDMarket Intelligence, ZDNet, ZDTV, and ZDU. In May, Ziff-Davis announced that it retained Morgan Stanley Dean Witter to explore strategic alternatives for ZDMarket Intelligence, an effort that is proceeding as planned.

 "Given Softbank's decision to focus on companies that operate totally on the Internet platform, we have an obligation to our shareholders, our customers and our employees to consider all alternatives to our current ownership structure," added Eric Hippeau, Chairman and CEO of Ziff-Davis. "We continue to believe our integrated media platforms offer our customers unique benefits. At the same time, we are open to the possibility that different partners and buyers may both maximize shareholder value and offer parts of our company the opportunity to grow faster if allied with similar businesses. In any event, we intend to choose a course that benefits all our stakeholders."


ABOUT ZIFF-DAVIS
Ziff-Davis Inc. is a leading integrated media and marketing company focused on computing and Internet-related technology, with principal platforms in print publishing, trade shows and conferences, online content, television, market research and education. Ziff-Davis provides global technology companies with marketing strategies for reaching key decision-makers. Ziff-Davis has two series of common stock, one which is intended to track the performance of its Internet business ZDNet (NYSE: ZDZ), and one which is intended to track the performance of the ZD Group (NYSE: ZD), which includes print publishing, trade shows and conferences, education, market research and television businesses and an 83% retained interest in ZDNet.

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This release contains forward-looking statements that are subject to risks and uncertainties. Although Ziff-Davis Inc. believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those expectations. Important cautionary statements and risk factors that would affect actual results are discussed in materials filed by Ziff-Davis Inc. with the Securities and Exchange Commission, including under the caption "Risk Factors" in the Registration Statement on Form S-1 which became effective March 30, 1999. Holders of ZD Stock and ZDNet Stock are common stockholders of Ziff-Davis Inc. and are subject to the risks associated with an investment in Ziff-Davis Inc. and all of its businesses, assets and liabilities.














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